Exhibit 99.1

Box Reports Record Revenue of $155.9 Million, Up 21 Percent Year-Over-Year, for Fiscal Third Quarter 2019

•	Revenue of $155.9 Million, Up 21 Percent Year-Over-Year
•	GAAP and Non-GAAP Operating Margin Up 8 Percentage Points Year-Over-Year
•	More than 40 Percent Growth in Deals Greater than $100K and Strong Add-On Product Attach Rates Demonstrate Progress in Solution Selling

REDWOOD CITY, Calif. – November 28, 2018 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the third quarter of fiscal 2019, which ended October 31, 2018.

“Our solution selling strategy continues to gain momentum with strong attach rates for add-on products and large deal growth in the third quarter. With more than 90,000 customers, including BBVA Compass, National Bank of Canada, and Shiseido Company, Box continues to expand its role as a strategic technology partner to power digital transformation for enterprises,” said Aaron Levie, co-founder and CEO of Box. “Businesses need a single, open platform for cloud content management with enterprise-grade security and powerful workflow capabilities, and Box is the only solution with this uncompromising focus.”

“In the third quarter, we delivered solid revenue growth and continued to drive operational efficiencies, and we're on track to deliver our first quarter of non-GAAP profitability in Q4,” said Dylan Smith, co-founder and CFO of Box. “With more than 40% growth in deals worth more than $100K and our attach rate for add-on products increasing to over 80% of these deals, we are capturing our market opportunity while driving continued leverage for long-term growth.”

Adoption of the New Revenue Recognition Standard - ASC Topic 606

Box adopted the new revenue recognition accounting standard Accounting Standards Codification Topic 606 (“ASC 606”) on a modified retrospective basis, effective February 1, 2018. Financial results for reporting periods in Box’s fiscal year ending January 31, 2019 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal 2019 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard Accounting Standards Codification Topic 605 (“ASC 605”). This press release includes additional information regarding Box’s financial results for the quarter ended October 31, 2018 under ASC 605 for comparison to the prior year.

Fiscal Third Quarter Financial Highlights

•

Revenue for the third quarter of fiscal 2019 was a record $155.9 million, an increase of 21% (ASC 606 in fiscal 2019 compared to ASC 605 in fiscal 2018) and 23% (ASC 605 in fiscal 2019 compared to ASC 605 in fiscal 2018) from the third quarter of fiscal 2018.

•	Deferred revenue as of October 31, 2018 was $301.2 million, an increase of 19% (ASC 606 to ASC 605) and 20% (ASC 605 to ASC 605) from October 31, 2017.
•	Billings for the third quarter of fiscal 2019 were $155.6 million, an increase of 10% (ASC 606 to ASC 605 and ASC 605 to ASC 605) from the third quarter of fiscal 2018.
•

GAAP operating loss in the third quarter of fiscal 2019 was $39.5 million, or 25% of revenue (ASC 606), and $42.3 million, or 27% of revenue (ASC 605). This compares to GAAP operating loss of $42.6 million, or 33% of revenue, in the third quarter of fiscal 2018.

•

Non-GAAP operating loss in the third quarter of fiscal 2019 was $7.7 million, or 5% of revenue (ASC 606), and $10.5 million, or 7% of revenue (ASC 605). This compares to non-GAAP operating loss of $17.0 million, or 13% of revenue, in the third quarter of fiscal 2018.

•

GAAP net loss per share, basic and diluted, in the third quarter of fiscal 2019 was $0.28 (ASC 606) and $0.30 (ASC 605) on 142.4 million shares outstanding. This compares to GAAP net loss per share of $0.32 in the third quarter of fiscal 2018 on 134.6 million shares outstanding.

•

Non-GAAP net loss per share, basic and diluted, in the third quarter of fiscal 2019 was $0.06 (ASC 606) and $0.08 (ASC 605). This compares to non-GAAP net loss per share of $0.13 in the third quarter of fiscal 2018.

•

Net cash provided by operating activities in the third quarter of fiscal 2019 totaled $6.8 million. This compares to net cash provided by operating activities of $14.1 million in the third quarter of fiscal 2018.

•

Free cash flow in the third quarter of fiscal 2019 was negative $4.1 million, compared to positive $6.3 million in the third quarter of fiscal 2018. This result was driven by the timing of cash outflows paid in the third quarter of fiscal 2019 that were originally anticipated to be paid in the fourth quarter of fiscal 2019. Box continues to expect to achieve positive free cash flow for the fourth quarter and full fiscal year 2019.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Grew paying customer base to more than 90,000 organizations, including new or expanded deployments with 23andMe, BBVA Compass, BPDA The City of Boston, Mizuho Bank, National Bank of Canada, Radian Group, Shiseido Company, and Sunbelt Rentals.

•	Hosted eighth annual BoxWorks, which attracted a record number of Fortune 1,000 attendees and featured partners such as Google, IBM, Apple, and Microsoft.
•	Unveiled a new activity stream and recommended applications, which surfaces relevant activity from other applications when previewing a file in Box.
•	Announced updates to Box Tasks and Automations, which will enable customers to create simple triggers for recurring actions around their content.
•	Announced support for custom-trained AI models for Box Skills, a framework for applying state-of-the-art AI technologies to content in Box.
•	Launched the general availability of the Box for Gmail add-on and the beta of the Box for G Suite integration.
•	Launched an enhanced integration with Oracle NetSuite, making it even easier for organizations to work faster, more collaboratively, and securely with their content across both systems.
•	Welcomed Kimberly Hammonds, former COO of Deutsche Bank AG and CIO for the Boeing Company, to Box's Board of Directors.

Outlook

•

Q4 FY19 Guidance: Revenue is expected to be in the range of $163.5 million to $164.5 million. GAAP basic and diluted loss per share are expected to be in the range of $0.21 to $0.20 based on approximately 144 million weighted average shares outstanding. Non-GAAP diluted earnings per share is expected to be in the range of $0.02 to $0.03 based on approximately 150 million weighted average diluted shares outstanding.

•

Full Year FY19 Guidance: Revenue is expected to be in the range of $608.2 million to $609.2 million. GAAP and non-GAAP basic and diluted loss per share are expected to be in the range of $1.02 to $1.01 and $0.16 to $0.15, respectively. Weighted average basic and diluted shares outstanding are expected to be approximately 141 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, certain legal settlement and related costs. Box has provided a reconciliation of GAAP to non-GAAP earnings per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-833-231-7240 (U.S. and Canada), conference ID: 3697769
+ 1-647-689-4084 (international), conference ID: 3697769

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 3697769
+ 1-416-621-4642 (international), conference ID: 3697769

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, the demand for its products, its ability to scale its business and drive operating efficiencies, its ability to achieve its revenue target of $1 billion in the coming years, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, the timing of recent and planned product introductions and enhancements, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, gross margin, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal 2019 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) Box’s limited operating history, which makes it difficult to predict future results; (6) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box; (7) Box’s ability to provide timely and successful enhancements, new features and modifications to its platform and services; (8) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (9) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2018. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and, after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of capital lease obligations, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Prior to the adoption of Accounting Standards Update 2016-18, Restricted Cash, historically, these adjusting items include the use and release of restricted cash to guarantee a significant letter of credit for Box's Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is the cloud content management company that empowers enterprises to revolutionize how they work by securely connecting their people, information and applications. Founded in 2005, Box powers more than 90,000 businesses globally, including AstraZeneca, General Electric, P&G, and The GAP. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit http://www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto and Elaine Gaudioso

+1 650-209-3467

ir@box.com

Media:

Denis Roy and Rachel Levine

+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31,		January 31,
	2018	*	2018	**
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$200,104		$208,076
Accounts receivable, net	105,714		162,133
Prepaid expenses and other current assets	15,037		11,391
Deferred commissions	18,772		17,589
Total current assets	339,627		399,189
Property and equipment, net	133,374		123,977
Intangible assets, net	—		24
Goodwill	18,740		16,293
Restricted cash	238		350
Deferred commissions, non-current	47,379		8,330
Other long-term assets	7,529		5,403
Total assets	$546,887		$553,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,038		$17,036
Accrued compensation and benefits	23,077		37,707
Accrued expenses and other current liabilities	32,048		26,198
Capital lease obligations	24,285		18,844
Deferred revenue	281,289		291,902
Deferred rent	3,251		2,280
Total current liabilities	377,988		393,967
Debt, non-current	40,000		40,000
Capital lease obligations, non-current	33,965		26,980
Deferred revenue, non-current	19,952		29,021
Deferred rent, non-current	45,160		45,882
Other long-term liabilities	4,176		2,748
Total liabilities	521,241		538,598
Stockholders’ equity:
Common stock (1)	14		13
Additional paid-in capital	1,141,100		1,054,932
Treasury stock	(1,177)		(1,177)
Accumulated other comprehensive (loss) income	(87)		288
Accumulated deficit	(1,114,204)		(1,039,088)
Total stockholders’ equity	25,646		14,968
Total liabilities and stockholders’ equity	$546,887		$553,566

(1)	As of October 31, 2018, there were 143,387 shares of Box’s Class A common stock outstanding.

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2018	*	2017	**	2018	*	2017	**
Revenue	$155,944		$129,304		$444,673		$369,467
Cost of revenue(1)(2)	44,724		34,471		126,397		99,972
Gross profit	111,220		94,833		318,276		269,495
Operating expenses:
Research and development(2)	42,310		34,812		122,388		102,388
Sales and marketing(1)(2)	84,490		81,670		238,472		225,604
General and administrative(1)(2)	23,884		20,910		69,959		63,037
Total operating expenses	150,684		137,392		430,819		391,029
Loss from operations	(39,464)		(42,559)		(112,543)		(121,534)
Interest expense, net	(47)		(287)		(208)		(802)
Other (loss) income, net	(321)		277		(1,243)		560
Loss before provision for income taxes	(39,832)		(42,569)		(113,994)		(121,776)
Provision for income taxes	364		355		924		519
Net loss	$(40,196)		$(42,924)		$(114,918)		$(122,295)
Net loss per common share, basic and diluted	$(0.28)		$(0.32)		$(0.82)		$(0.92)
Weighted-average shares used to compute net loss per share, basic and diluted	142,366		134,636		140,559		133,044

(1) Includes intangible assets amortization as follows:

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2018		2017		2018		2017
Cost of revenue	$—		$—		$—		$365
Sales and marketing	—		—		9		—
General and administrative	—		39		15		116
Total intangible assets amortization	$—		$39		$24		$481

(2) Includes stock-based compensation expense as follows:

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2018		2017		2018		2017
Cost of revenue	$3,598		$2,814		$10,280		$7,945
Research and development	12,043		9,705		33,668		28,419
Sales and marketing	9,708		8,208		27,701		23,882
General and administrative	6,441		4,796		17,437		12,290
Total stock-based compensation	$31,790		$25,523		$89,086		$72,536

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2018	*	2017 (as adjusted)	**	2018	*	2017 (as adjusted)	**
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,196)		$(42,924)		$(114,918)		$(122,295)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,433		9,913		34,677		29,250
Stock-based compensation expense	31,790		25,523		89,086		72,536
Amortization of deferred commissions	4,516		5,393		12,231		15,751
Loss on disposal of property and equipment	586		—		586		—
Other	(18)		(124)		(13)		(83)
Changes in operating assets and liabilities:
Accounts receivable, net	9,065		12,023		57,001		24,245
Deferred commissions	(9,753)		(4,616)		(23,057)		(13,235)
Prepaid expenses and other assets	350		2,746		(4,583)		(3,197)
Accounts payable	959		(2,592)		(246)		4,469
Accrued expenses and other liabilities	(1,552)		(4,828)		(17,156)		(8,721)
Deferred rent	(88)		1,413		249		3,132
Deferred revenue	(276)		12,167		(9,868)		11,022
Net cash provided by operating activities	6,816		14,094		23,989		12,874
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,247)		(3,003)		(12,613)		(4,800)
Capitalized internal-use software costs	(1,343)		—		(1,343)		—
Proceeds from sale of property and equipment	1		2		2		31
Acquisitions and purchases of intangible assets, net of cash acquired	—		—		(458)		—
Net cash used in investing activities	(6,589)		(3,001)		(14,412)		(4,769)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,145		4,002		14,976		9,415
Proceeds from issuances of common stock under employee stock purchase plan	10,015		8,640		21,861		17,521
Employee payroll taxes paid related to net share settlement of restricted stock units	(11,596)		(11,284)		(36,901)		(26,219)
Acquisition related contingent consideration	—		—		—		(991)
Payments of capital lease obligations	(4,290)		(4,781)		(17,192)		(12,693)
Net cash used in financing activities	(3,726)		(3,423)		(17,256)		(12,967)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(123)		(88)		(405)		90
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,622)		7,582		(8,084)		(4,772)
Cash, cash equivalents, and restricted cash, beginning of period	203,964		191,818		208,426		204,172
Cash, cash equivalents, and restricted cash, end of period	$200,342		$199,400		$200,342		$199,400

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605 and adjusted due to the adoption of ASU 2016-18

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	October 31,			October 31,
	2018 *	2017	**	2018 *	2017	**
GAAP operating loss	$(39,464)	$(42,559)		$(112,543)	$(121,534)
Stock-based compensation	31,790	25,523		89,086	72,536
Intangible assets amortization	—	39		24	481
Non-GAAP operating loss	$(7,674)	$(16,997)		$(23,433)	$(48,517)

GAAP operating margin	(25)%	(33)%		(25)%	(33)%
Stock-based compensation	20	20		20	20
Intangible assets amortization	—	—		—	—
Non-GAAP operating margin	(5)%	(13)%		(5)%	(13)%

GAAP net loss	$(40,196)	$(42,924)		$(114,918)	$(122,295)
Stock-based compensation	31,790	25,523		89,086	72,536
Intangible assets amortization	—	39		24	481
Non-GAAP net loss	$(8,406)	$(17,362)		$(25,808)	$(49,278)

GAAP net loss per share, basic and diluted	$(0.28)	$(0.32)		$(0.82)	$(0.92)
Stock-based compensation	0.22	0.19		0.64	0.55
Intangible assets amortization	—	—		—	—
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.13)		$(0.18)	$(0.37)
Weighted-average shares used to compute net loss per share, basic and diluted	142,366	134,636		140,559	133,044

Net cash provided by operating activities	$6,816	$14,094	***	$23,989	$12,874	***
Purchases of property and equipment	(5,247)	(3,003)		(12,613)	(4,800)
Payments of capital lease obligations	(4,290)	(4,781)		(17,192)	(12,693)
Capitalized internal-use software costs	(1,343)	—		(1,343)	—
Free cash flow	$(4,064)	$6,310	***	$(7,159)	$(4,619)	***
Net cash used in investing activities	$(6,589)	$(3,001)		$(14,412)	$(4,769)
Net cash used in financing activities	$(3,726)	$(3,423)		$(17,256)	$(12,967)

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605
***	Adjusted due to the adoption of ASU 2016-18

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2018	*	2017	**	2018	*	2017	**
GAAP revenue	$155,944		$129,304		$444,673		$369,467
Deferred revenue, end of period	301,241		253,006		301,241		253,006
Less: deferred revenue, beginning of period	(301,517)		(240,839)		(311,109)	***	(241,984)
Contract assets, beginning of period ****	157		—		582		—
Less: contract assets, end of period ****	(216)		—		(216)		—
Billings	$155,609		$141,471		$435,171		$380,489

*	As reported under ASC Topic 606
**	As reported under ASC Topic 605
***	Balance as of February 1, 2018 upon the adoption of ASC Topic 606
****	Contract assets are reported as part of accounts receivable upon the adoption of ASC Topic 606

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended January 31, 2019	For the Year Ended January 31, 2019
GAAP net loss per share range, basic and diluted	$(0.21-0.20)	$(1.02-1.01)
Stock-based compensation	0.23	0.86
Non-GAAP net income (loss) per share range, basic	$0.02-0.03	$(0.16-0.15)
Non-GAAP net income (loss) per share range, diluted	$0.02-0.03	$(0.16-0.15)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	143,701	141,362

Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	143,701	141,362
Diluted	149,829	141,362